Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Announces Closing of $250 Million of Convertible Senior Notes in Private Offering

New York, NY – November 16, 2011 —Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today announced the closing of its previously announced private offering of $250 million aggregate principal amount of 1.75% convertible senior notes due 2016. The offering included $30 million of notes issued pursuant to the exercise in full by the initial purchasers of their option to cover over-allotments.

The net proceeds from the sale of the notes will be used for general corporate purposes, which may include acquisitions and other strategic investments and the refinancing of indebtedness.

The notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe. The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K, which publishes its titles under the 2K Games, 2K Sports and 2K Play brands. Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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